UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, CA	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

2015 Unit Offering

On September 16, 2016, BioLargo, Inc. (the “Company”) closed its 2015 Unit Offering to further investments. The offering, dated January 15, 2015, offered “units” which consisted of a mandatorily convertible promissory note and Series A stock purchase warrant. The offering included five “pricing supplement” tranches through which the Company designated the amount of available investment for the particular tranche, the “unit” (conversion) price, and the warrant exercise price. An aggregate amount of $4,813,380 in subscriptions was received, as detailed in this table:

Pricing Supplement	Unit Price	Subscriptions	Warrant Exercise Price	Warrants (shares)
No. 1	$0.25	$460,000	$0.40	1,840,000
No. 2	$0.25	$1,100,000	$0.40	4,400,000
No. 3	$0.35	$1,546,713	$0.45	4,419,180
No. 4	$0.35	$550,000	$0.45	1,571,429
No. 5	$0.55	$1,156,667	$0.70	2,103,030
Grand Total		$4,813,380		14,333,639

The convertible promissory notes bear interest at the rate of 12% per annum. Interest due has been paid quarterly in arrears in shares of common stock, at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. At the June 1, 2018 maturity date, the principal amount of the notes may be paid by the issuance of shares of common stock, or cash, at the Company’s election. If paid in shares, the number of shares to be issued is calculated by dividing the principal amount invested by the unit price, as it is established at the time of the original investment by the pricing supplement through which the investment was made. Notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as each of the following conditions are met: (i) the shares issued as payment are registered with the Securities and Exchange Commission, and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price.

In addition to the convertible promissory note, each investor received a “Series A Warrant” allowing for the purchase of the number of common shares equal to the investment amount divided by the unit price. The exercise price of each Series A Warrant is set forth in the pricing supplement and is noted in the above table. Each Series A Warrant expires June 1, 2020. The Company may “call” the Series A Warrants, requiring the investors to exercise the warrant within 30 calendar days or forever lose the rights to do so, if the following conditions have been met: (i) the underlying shares are registered with the Securities and Exchange Commission, and (ii) the Company’s common stock closes for ten consecutive trading days at or above two times the exercise price.

Of the $4,813,380 in notes issued, investors have converted an aggregate $326,667 into common stock, and thus as of the date of this Report, $4,486,713 principal amount of notes remain outstanding.

The offering was closed prior to full subscription pursuant to the Company’s discretion to close the offering at any time.

2016 Line of Credit

On September 17, 2016, the Company converted $250,000 of its June 2016 $300,000 secured line of credit into convertible promissory notes due September 17, 2019. The terms of the promissory notes are identical to the notes issued in the 2015 Unit Offering, other than the maturity date. As consideration for the conversion, each holder received an increase of 10% of the principal amount outstanding, and a Series A stock purchase warrant. In the aggregate, the Company issued $283,571 in notes, convertible at $0.55 per share, and warrants to purchase 515,585 shares at $0.70 per share. After the conversion, $50,000 remained outstanding on the 2016 line of credit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer